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                                                                   EXHIBIT 23(B)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Robotic Vision Systems, Inc. on Form S-8 of our report dated December 9, 1996, appearing in the Annual Report on Form 10-K of Robotic Vision Systems, Inc. for the year ended September 30, 1996, to the incorporation by reference of our report dated December 9, 1996 (January 6, 1997 as to Note 12), relating to the supplemental consolidated financial statements of Robotic Vision Systems, Inc. and subsidiaries as of September 30, 1996 and 1995 and for each of the three years in the period ended September 30, 1996, appearing in Registration Statement No. 333-20209 on Form S-3, and to the incorporation by reference of our report dated November 27, 1996, relating to the consolidated financial statements of Systemation Engineered Products, Inc. and subsidiary as of March 31, 1996 and 1995 and for the three years ended, appearing in the Current Report on Form 8-K/A-1 and Form 8-K/A-2 dated October 9, 1996.



/s/DELOITTE & TOUCHE LLP


Jericho, New York
April 24, 1997